UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2023

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment No. 1 to Amended and Restated 2014 Omnibus Incentive Plan
On September 29, 2023, the Board of Directors (the “Board”) of Skye Bioscience, Inc. (the “Company”) adopted and approved Amendment No. 1 to the Company’s Amended and Restated 2014 Omnibus Incentive Plan (the “Amended Plan”), subject to stockholder approval. The Company’s Amended and Restated 2014 Omnibus Incentive Plan was approved by the Company’s stockholders on September 30, 2022 (the “Plan”). The Plan was amended to (i) increase the aggregate number of shares of the Company’s common stock (“Common Stock”) authorized for issuance under the Plan to 1,846,883 shares of Common Stock, while retaining the automatic share replenishment feature which provides that each January 1 beginning in 2024 and ending on (and including) January 1, 2032 the number of shares will increase by 5% of the outstanding shares of Common Stock as of the prior December 31 of the preceding calendar year, and (ii) increase the aggregate number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options to 1,846,883 shares of Common Stock, provided that each January 1 beginning in 2024 and ending on (and including) January 1, 2032 the number of shares will increase by 5% of the outstanding shares of Common Stock as of June 14, 2022.
Following the approval of the Amended Plan by the Board, on September 29, 2023, the Company received a written consent in lieu of a meeting of stockholders representing a majority of the voting power of the outstanding shares of voting stock of the Company (the “Majority Stockholders”) approving the Amended Plan and thereafter, on October 3, 2023 the Company filed a preliminary information statement on Schedule 14C (the “Information Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to the Plan Amendment, among other things. The Company plans to file the definitive Information Statement with the SEC and mail the definitive Information Statement to the Company’s stockholders notifying them of the action taken by written consent as soon as possible. Under the applicable SEC regulations, the Amended Plan will become effective on the date that is 20 days from the date of the mailing of the definitive information statement to the Company’s stockholders.
The general purpose of the Amended Plan is to attract, retain and reward high-quality executives, employees, non-employee directors and consultants who provide services to the Company and its subsidiaries, and to motivate our executives, non-employee directors, employees and consultants to achieve long-term corporate objectives, by enabling such persons to acquire a proprietary interest in the Company. The Amended Plan permits the Company to grant a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards.
The foregoing description of the Amended Plan is qualified in its entirety by reference to the Amended Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 8.01 Other Events.
On September 29, 2023, the Board adopted resolutions by unanimous written consent, pursuant to which the Board determined that it is advisable and in the best interests of the Company to amend the Articles of Incorporation of the Company (the “Charter Amendment”) to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000 shares. The Board also recommended that the Charter Amendment, be submitted for approval by the stockholders of the Company in accordance with Nevada General Corporation Law.
On September 29, 2023, the Majority Stockholders executed a written consent approving the Charter Amendment, and on October 3, 2023, the Company filed a preliminary Information Statement with the SEC with respect to the Charter Amendment. The Company plans to file a definitive Information Statement with the SEC and mail the definitive Information Statement to the Company’s stockholders notifying them of the action taken by written consent to approve the Charter Amendment as soon as possible. Under the applicable SEC regulations, the Information Statement must be sent or given at least 20 calendar days prior to the earliest date on which the corporate action may be taken. The Company plans to file the Charter Amendment with the Secretary of State of Nevada as soon as such 20-day waiting period has expired. The Charter Amendment will not be effective unless and until it is filed with the Secretary of State of Nevada.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amendment No 1 to Amended and Restated 2014 Omnibus Incentive Plan
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: October 3, 2023	/s/ Kaitlyn Arsenault
Name: Kaitlyn Arsenault
Title: Chief Financial Officer